Exhibit 99.1
Ichor Holdings, Ltd. Announces First Quarter 2024 Financial Results
FREMONT, Calif., May 7, 2024–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced first quarter 2024 financial results.
First quarter 2024 highlights:
•Revenues of $201 million;
•Gross margin of 11.4% on a GAAP basis and 12.2% on a non‑GAAP basis;
•Earnings per share ("EPS") of $(0.30) on a GAAP basis and $(0.09) on a non-GAAP basis; and
•$117 million reduction in total debt outstanding at quarter end.
“As expected, our Q1 revenues remained similar to Q4 levels, reflecting the relatively stable demand environment within the wafer fab equipment market,” commented Jeff Andreson, chief executive officer. “With expectations for industry demand in 2024 remaining relatively consistent year to date, we likewise have witnessed a stabilization in our revenue run rate around these levels. We remain optimistic for an improvement in second half revenue volumes as the demand profile begins to build in advance of a stronger 2025 spending environment. We see the current demand environment as an opportune period to make steady progress executing our strategy to deepen and expand our penetration of proprietary products. We have multiple opportunities to expand our revenue potential and continue to add breadth and diversification to our customer base, all of which builds a strong story for Ichor’s revenue growth as the industry recovery accelerates.”

	Q1 2024	Q4 2023	Q1 2023
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$201,383	$203,481	$225,870
Gross margin	11.4%	10.0%	14.7%
Operating margin	(1.9)%	(3.9)%	2.1%
Net loss	$(8,989)	$(11,899)	$(5)
Diluted EPS	$(0.30)	$(0.40)	$0.00

	Q1 2024	Q4 2023	Q1 2023
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	12.2%	10.4%	15.5%
Operating margin	1.2%	0.0%	6.1%
Net income (loss)	$(2,712)	$(1,675)	$11,128
Diluted EPS	$(0.09)	$(0.06)	$0.38

U.S. GAAP Financial Results Overview
For the first quarter of 2024, revenue was $201.4 million, net loss was $9.0 million, and net loss per diluted share (“diluted EPS”) was $0.30. This compares to revenue of $203.5 million and $225.9 million, net loss of $11.9 million and $0.0 million, and diluted EPS of $(0.40) and $0.00, for the fourth quarter of 2023 and first quarter of 2023, respectively.

Non-GAAP Financial Results Overview
For the first quarter of 2024, non-GAAP net loss was $(2.7) million and non-GAAP diluted EPS was $(0.09). This compares to non-GAAP net income (loss) of $(1.7) million and $11.1 million, and non-GAAP diluted EPS of $(0.06) and $0.38, for the fourth quarter of 2023 and first quarter of 2023, respectively.

Second Quarter 2024 Financial Outlook
For the second quarter of 2024, we expect revenue to be in the range of $190 million to $205 million. We expect GAAP diluted EPS to be in the range of $(0.22) to $(0.10) and non-GAAP diluted EPS to be in the range of $(0.03) to $0.09.
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $4.1 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the first quarter of 2024 with cash and cash equivalents of $102.1 million, an increase of $22.2 million from the prior year ended December 29, 2023.
The increase of $22.2 million in the first quarter of 2024 was primarily due to net proceeds of $136.7 million from our issuance of 3.8 million ordinary shares in March 2024 in connection with an underwritten public offering and net cash provided by operating activities of $4.8 million, partially offset by net payments on credit facilities of $116.9 million and capital expenditures of $4.5 million.
Our cash provided by operating activities of $4.8 million during the first quarter of 2024 consisted of net loss of $9.0 million and net non-cash charges of $10.2 million, which consisted primarily of depreciation and amortization of $7.6 million, share-based compensation expense of $2.4 million, and a decrease in our net operating assets and liabilities of $3.6 million.
The decrease in our net operating assets and liabilities of $3.6 million during the first quarter of 2024 was primarily due to a decrease in inventories of $5.2 million, an increase in accounts payable of $3.4 million, and a decrease in prepaid expenses and other assets of $1.7 million, partially offset by an increase in accounts receivable of $6.7 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our first quarter 2024 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/ichor050724/en.
To listen via telephone, please call (800) 343‑4849 (domestic) or +1 (201) 518‑9848 (international), conference ID: ICHOR. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. Our fiscal years ended December 29, 2023 and December 30, 2022 are each 52 weeks. References to 2024 and 2023 relate to the fiscal years then ended. The three-month periods ended March 29, 2024, December 29, 2023, and March 31, 2023 were each 13 weeks. References to the first quarter of 2024, fourth quarter of 2023, and first quarter of 2023 relate to the three-month periods then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our second fiscal quarter of 2024, statements regarding the current business environment, revenue levels in 2024, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2024 and 2025, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on our management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 29, 2023 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 29, 2024	December 29, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$102,124	$79,955	$68,837
Accounts receivable, net	73,371	66,721	122,693
Inventories	240,679	245,885	271,538
Prepaid expenses and other current assets	5,047	8,804	6,530
Total current assets	421,221	401,365	469,598
Property and equipment, net	92,792	92,755	101,481
Operating lease right-of-use assets	37,202	36,611	40,609
Other noncurrent assets	12,621	11,912	12,660
Deferred tax assets, net	3,008	3,148	12,345
Intangible assets, net	55,142	57,288	68,056
Goodwill	335,402	335,402	335,402
Total assets	$957,388	$938,481	$1,040,151
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$61,320	$60,490	$68,030
Accrued liabilities	15,452	14,871	21,417
Other current liabilities	7,051	6,638	11,821
Current portion of long-term debt	7,500	7,500	7,500
Current portion of lease liabilities	9,926	9,463	9,457
Total current liabilities	101,249	98,962	118,225
Long-term debt, less current portion, net	124,424	241,183	291,459
Lease liabilities, less current portion	28,339	28,187	31,988
Deferred tax liabilities, net	1,169	1,169	29
Other non-current liabilities	4,975	4,303	4,986
Total liabilities	260,156	373,804	446,687
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 33,467,846, 29,435,398, and 29,034,946 shares outstanding, respectively; 37,905,285, 33,872,837, and 33,472,385 shares issued, respectively)	3	3	3
Additional paid in capital	593,125	451,581	437,388
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Retained earnings	195,682	204,671	247,651
Total shareholders’ equity	697,232	564,677	593,464
Total liabilities and shareholders’ equity	$957,388	$938,481	$1,040,151

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023
Net sales	$201,383	$203,481	$225,870
Cost of sales	178,389	183,136	192,630
Gross profit	22,994	20,345	33,240
Operating expenses:
Research and development	5,370	5,534	4,313
Selling, general, and administrative	19,219	19,601	20,167
Amortization of intangible assets	2,146	3,169	3,966
Total operating expenses	26,735	28,304	28,446
Operating income (loss)	(3,741)	(7,959)	4,794
Interest expense, net	4,096	4,663	4,550
Other expense (income), net	239	(109)	784
Loss before income taxes	(8,076)	(12,513)	(540)
Income tax expense (benefit)	913	(614)	(535)
Net loss	$(8,989)	$(11,899)	$(5)
Net loss per share:
Basic	$(0.30)	$(0.40)	$0.00
Diluted	$(0.30)	$(0.40)	$0.00
Shares used to compute net loss per share:
Basic	30,010,971	29,404,548	28,984,878
Diluted	30,010,971	29,404,548	28,984,878

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023
Cash flows from operating activities:
Net loss	$(8,989)	$(11,899)	$(5)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,556	8,541	8,489
Share-based compensation	2,375	4,672	3,637
Deferred income taxes	140	(74)	(1,023)
Amortization of debt issuance costs	116	116	116
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(6,650)	36,629	13,628
Inventories	5,206	21,015	12,122
Prepaid expenses and other assets	1,735	1,594	2,705
Accounts payable	3,405	(16,218)	(43,018)
Accrued liabilities	1,020	(2,660)	(1,797)
Other liabilities	(1,110)	(4,142)	(5,727)
Net cash provided by (used in) operating activities	4,804	37,574	(10,873)
Cash flows from investing activities:
Capital expenditures	(4,490)	(2,257)	(6,819)
Net cash used in investing activities	(4,490)	(2,257)	(6,819)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	136,738	—	—
Issuance of ordinary shares under share-based compensation plans	3,335	1,370	2,626
Employees' taxes paid upon vesting of restricted share units	(1,343)	(790)	(692)
Repayments on revolving credit facility	(115,000)	(30,000)	—
Repayments on term loan	(1,875)	(1,875)	(1,875)
Net cash provided by (used in) financing activities	21,855	(31,295)	59
Net increase (decrease) in cash	22,169	4,022	(17,633)
Cash at beginning of period	79,955	75,933	86,470
Cash at end of period	$102,124	$79,955	$68,837
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$4,833	$5,236	$4,745
Cash paid during the period for taxes, net of refunds	$702	$25	$104
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$267	$625	$2,426
Right-of-use assets obtained in exchange for new operating lease liabilities	$2,810	$1,686	$2,261

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023
U.S. GAAP gross profit	$22,994	$20,345	$33,240
Non-GAAP adjustments:
Share-based compensation	776	778	421
Other (1)	748	130	1,287
Non-GAAP gross profit	$24,518	$21,253	$34,948
U.S. GAAP gross margin	11.4%	10.0%	14.7%
Non-GAAP gross margin	12.2%	10.4%	15.5%
(1)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023
U.S. GAAP operating income (loss)	$(3,741)	$(7,959)	$4,794
Non-GAAP adjustments:
Amortization of intangible assets	2,146	3,169	3,966
Share-based compensation	2,375	4,672	3,637
Transaction-related costs (1)	785	—	—
Other (2)	867	181	1,324
Non-GAAP operating income	$2,432	$63	$13,721
U.S. GAAP operating margin	(1.9)%	(3.9)%	2.1%
Non-GAAP operating margin	1.2%	0.0%	6.1%
(1)Included in this amount are transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023
U.S. GAAP net loss	$(8,989)	$(11,899)	$(5)
Non-GAAP adjustments:
Amortization of intangible assets	2,146	3,169	3,966
Share-based compensation	2,375	4,672	3,637
Transaction-related costs (1)	785	—	—
Other (2)	867	181	1,324
Tax adjustments related to non-GAAP adjustments (3)	104	2,202	2,206
Non-GAAP net income (loss)	$(2,712)	$(1,675)	$11,128
U.S. GAAP diluted EPS	$(0.30)	$(0.40)	$0.00
Non-GAAP diluted EPS	$(0.09)	$(0.06)	$0.38
Shares used to compute non-GAAP diluted EPS	30,010,971	29,404,548	29,412,185
(1)Included in this amount are transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Included in this amount are severance costs associated with our global reduction-in-force programs.
(3)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis. During the second quarter of 2023, we recorded a valuation allowance against our U.S. federal and state deferred tax assets on a GAAP basis. In the first quarter of 2024, we determined that the valuation allowance should be recognized against our U.S. federal and state deferred tax assets on a non-GAAP basis as we were not in a three-year cumulative U.S. income position on a non-GAAP basis. Accordingly, from the first quarter of 2024 and forward, tax expense on a GAAP and non-GAAP basis reflects a valuation allowance against our U.S. federal and state deferred tax assets.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended
	March 29, 2024	December 29, 2023	March 31, 2023
Net cash provided by (used in) operating activities	$4,804	$37,574	$(10,873)
Capital expenditures	(4,490)	(2,257)	(6,819)
Free cash flow	$314	$35,317	$(17,692)